INDEPENDENT AUDITORS' REPORT


The Board of Trustees,
Bessemer Funds Trust:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Bessemer Sand Hill Investors
Fund II (the one portfolio constituting the Bessemer Funds Trust-the "Trust") as of October
31, 2001, and the related statements of
operations, changes in net assets and financial highlights for the period May 4, 2001
(commencement of operations) to October 31, 2001. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at October 31, 2001, by correspondence with the custodians and brokers; where replies were not received from brokers, we performed other auditing procedures.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Bessemer Sand Hill Investors Fund II of Bessemer
Funds Trust, as of October 31, 2001, the results of its operations, the changes in their net assets, and the financial highlights for the period May 4, 2001 (commencement of operations) to October 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP


New York, New York
December 14, 2001